Exhibit 99.1

Media Contact	July 29, 2019
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com

Encompass Health reports results for second quarter 2019
and updates full-year 2019 guidance
BIRMINGHAM, Ala. - Encompass Health Corp. (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the second quarter ended June 30, 2019.
“Our second quarter results represent continued solid operating performance by both of our business segments and serve as further validation of our strategic positioning,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “Our focus remains on delivering our value proposition of providing high-quality patient outcomes in a cost-effective manner and developing solutions for coordinating patient care across the post-acute episode.”
Consolidated results

			Growth
	Q2 2019	Q2 2018	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,135.0	$1,067.7	$67.3	6.3%
Income from continuing operations attributable to Encompass Health per diluted share	0.92	0.92	—	—%
Adjusted earnings per share	1.08	0.99	0.09	9.1%
Cash flows provided by operating activities	145.4	169.2	(23.8)	(14.1)%
Adjusted EBITDA	252.2	231.6	20.6	8.9%
Adjusted free cash flow	142.2	111.2	31.0	27.9%
	Six Months Ended June 30,
	2019	2018
Cash flows provided by operating activities	$305.3	$385.5	$(80.2)	(20.8)%
Adjusted free cash flow	270.0	281.4	(11.4)	(4.1)%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment.

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Exhibit 99.1

Income from continuing operations attributable to Encompass Health per diluted share was flat for the second quarter of 2019 compared to the second quarter of 2018 as increased revenue and a lower effective income tax rate were offset by an increase in stock-based compensation.
The decrease in cash flows provided by operating activities and adjusted free cash flow for the six months ended June 30, 2019 resulted primarily from increased working capital.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q2 2019	Q2 2018	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$851.8	$809.6	$42.2	5.2%
Outpatient and other	22.1	25.0	(2.9)	(11.6)%
Total segment revenue	$873.9	$834.6	$39.3	4.7%

	(Actual Amounts)
Discharges	46,679	45,010	1,669	3.7%
Same-store discharge growth				2.2%
Net patient revenue per discharge	$18,248	$17,987	$261	1.5%

	(In Millions)
Adjusted EBITDA	$233.9	$223.5	$10.4	4.7%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. Discharge growth from new stores resulted from the Company's joint ventures in Murrells Inlet, South Carolina (September 2018), Winston-Salem, North Carolina (October 2018), and Lubbock, Texas (May 2019), as well as wholly owned hospitals in Shelby County, Alabama (April 2018) and Bluffton, South Carolina (June 2018). Same-store discharge growth in the second quarter of 2019 was negatively impacted by approximately 20 basis points due to the ongoing effects of Hurricane Michael on operations in the Panama City, Florida market. Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates from all payors and improvements in discharge destination partially offset by lower prior period cost report adjustments compared to the second quarter of 2018.

Revenue reserves related to bad debt as a percent of revenue increased 20 basis points to 1.4% in the second quarter of 2019 compared to the second quarter of 2018 primarily due to the initiation of Targeted Probe and Educate reviews at certain hospitals and a decline in collections of previously denied claims.

•
Adjusted EBITDA - The increase in Adjusted EBITDA primarily resulted from revenue growth. The increase in salaries and benefits as a percent of revenue was within the Company's expected range. Other operating expenses decreased as a percent of revenue in the second quarter of 2019 due primarily to lower provider and other taxes, favorable trends in general and professional liability expense, and operating leverage resulting from revenue growth.

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Home health and hospice segment results

			Growth
	Q2 2019	Q2 2018	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$222.7	$204.8	$17.9	8.7%
Hospice	38.4	28.3	10.1	35.7%
Total segment revenue	$261.1	$233.1	$28.0	12.0%

Home Health Metrics
(Actual Amounts)
Admissions	37,828	34,026	3,802	11.2%
Same-store admissions growth				8.3%
Episodes	66,881	61,238	5,643	9.2%
Same-store episode growth				6.2%
Revenue per episode	$2,959	$2,968	$(9)	(0.3)%

	(In Millions)
Adjusted EBITDA	$49.1	$41.6	$7.5	18.0%

•
Revenue - Revenue growth resulted from volume growth. Volume growth included the impact of the acquisition of Camellia Healthcare on May 1, 2018. Revenue per episode decreased due primarily to the timing of completed episodes and the resolution of a Zone Program Integrity Contractor audit that positively impacted pricing in the second quarter of 2018.

Hospice revenue increased primarily due to acquisitions and same-store admissions growth of 13.6%.

•
Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth, improvements in caregiver optimization and productivity in home health, and increased scale and efficiencies in hospice.

General and administrative expenses

	Q2 2019	% of Consolidated Revenue	Q2 2018	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation	$30.8	2.7%	$33.5	3.1%

•
General and administrative expenses decreased as a percent of consolidated revenue primarily due to expenses associated with the Company's rebranding and name change in 2018 and operating leverage resulting from revenue growth. During the second quarter of 2019, the Company invested $0.2 million in its rebranding and name change, all of which was included in general and administrative expenses. During the second quarter of 2018, the Company invested $2.8 million in its rebranding and name change.

Balance sheet
During the second quarter of 2019, the Company redeemed $100 million of its 5.75% Senior Notes due 2024 at 101.917%.

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The Company's leverage ratio at the end of the second quarter of 2019 was 2.9x. This ratio reflected the Company's funding of the $217.5 million purchase price of Alacare Home Health and Hospice and the $48 million settlement with the United States Department of Justice (“DOJ”).
Shareholder and other distributions
During the second quarter of 2019, the Company repurchased 521,262 shares of its common stock for approximately $31 million. Year-to-date common stock repurchases for 2019 totaled 740,970 shares for approximately $44 million at an average price of $59.10 per share. As of June 30, 2019, the Company had approximately $206 million remaining under its existing stock repurchase authorization.
In the second quarter of 2019, the Company paid a quarterly cash dividend of $0.27 per share on its common stock and declared a like amount that was paid in July 2019. On July 23, 2019, the Company declared a quarterly cash dividend of $0.28 per share, which is to be paid in October 2019.
In July 2019, the Company received notice of exercise from holders of Home Health Holdings for the vested portion of their rollover shares and stock appreciation rights, which will result in cash distributions of approximately $218 million expected to be paid in the third quarter of 2019.
“The strength of our financial position was underscored in the second quarter of 2019 by our ability to address multiple funding needs with only a modest increase in financial leverage and without straining our liquidity resources,” said Executive Vice President and Chief Financial Officer of Encompass Health Doug Coltharp.
2019 guidance
Based on its results for the first half of 2019 and its current expectations for the remainder of 2019, the Company is updating its full-year guidance for 2019.

Full-Year 2019 Guidance
	Previous Guidance	Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$4,500 to $4,600	$4,500 to $4,600
Adjusted EBITDA	$925 to $945	$940 to $960
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.71 to $3.85	$3.71 to $3.85
The above guidance ranges have been updated to include:

•	the Company's acquisition of Alacare Home Health and Hospice on July 1, 2019, including the resulting increase in depreciation and amortization;

•	the reduction in noncontrolling interests related to the redemption of the home health rollover shares; and

•	increased interest expense associated with funding the Alacare acquisition, DOJ settlement, purchase of the home health rollover shares, and exercise of the stock appreciation rights.
For additional considerations regarding the Company's 2019 guidance, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, July 30, 2019, to discuss its results for the second quarter of 2019. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.

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The conference call may be accessed by dialing 877 587-6761 and giving the pass code 2597974. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies. With a national footprint that includes 132 hospitals, 245 home health locations and 82 hospice locations in 37 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “June 2019 Form 10‑Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 29, 2019 (the “Q2 Earnings Form 8‑K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its July 30, 2019 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below, in the supplemental information, or in the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2019 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Interest expense and amortization of debt discounts and fees - estimate of $160 million to $170 million

•	Amortization of debt-related items - approximately $4 million
The Q2 Earnings Form 8-K and, when filed, the June 2019 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

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Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In Millions, Except per Share Data)
Net operating revenues	$1,135.0	$1,067.7	$2,259.0	$2,113.7
Operating expenses:
Salaries and benefits	622.9	578.2	1,243.7	1,148.4
Other operating expenses	149.8	149.4	299.9	290.6
Occupancy costs	20.3	19.5	39.9	38.1
Supplies	41.7	39.3	81.8	79.2
General and administrative expenses	77.1	54.9	130.5	116.0
Depreciation and amortization	52.7	49.7	105.2	95.6
Total operating expenses	964.5	891.0	1,901.0	1,767.9
Loss on early extinguishment of debt	2.3	—	2.3	—
Interest expense and amortization of debt discounts and fees	37.7	37.7	74.9	73.3
Other income	(2.2)	(1.3)	(5.9)	(1.2)
Equity in net income of nonconsolidated affiliates	(1.8)	(2.0)	(4.3)	(4.3)
Income from continuing operations before income tax expense	134.5	142.3	291.0	278.0
Provision for income tax expense	23.5	29.3	54.3	59.3
Income from continuing operations	111.0	113.0	236.7	218.7
(Loss) income from discontinued operations, net of tax	(0.1)	0.2	(0.6)	(0.3)
Net and comprehensive income	110.9	113.2	236.1	218.4
Less: Net and comprehensive income attributable to noncontrolling interests	(19.7)	(21.4)	(42.6)	(42.8)
Net and comprehensive income attributable to Encompass Health	$91.2	$91.8	$193.5	$175.6

Weighted average common shares outstanding:
Basic	98.0	97.9	98.2	97.9
Diluted	99.3	99.6	99.5	99.6

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.93	$0.93	$1.97	$1.79
Discontinued operations	—	—	(0.01)	—
Net income	$0.93	$0.93	$1.96	$1.79
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.92	$0.92	$1.95	$1.76
Discontinued operations	—	—	(0.01)	—
Net income	$0.92	$0.92	$1.94	$1.76

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$91.3	$91.6	$194.1	$175.9
(Loss) income from discontinued operations, net of tax	(0.1)	0.2	(0.6)	(0.3)
Net income attributable to Encompass Health	$91.2	$91.8	$193.5	$175.6

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2019	December 31, 2018
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$221.7	$69.2
Restricted cash	56.8	59.0
Accounts receivable	496.0	467.7
Other current assets	70.4	66.2
Total current assets	844.9	662.1
Property and equipment, net	1,788.1	1,634.8
Operating lease right-of-use assets	284.4	—
Goodwill	2,111.6	2,100.8
Intangible assets, net	443.6	443.4
Deferred income tax assets	42.6	42.9
Other long-term assets	296.9	291.0
Total assets	$5,812.1	$5,175.0
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$38.1	$35.8
Current operating lease liabilities	45.2	—
Accounts payable	95.6	90.0
Accrued expenses and other current liabilities	574.0	546.7
Total current liabilities	752.9	672.5
Long-term debt, net of current portion	2,719.6	2,478.6
Long-term operating lease liabilities	245.8	—
Other long-term liabilities	157.2	205.2
	3,875.5	3,356.3
Commitments and contingencies
Redeemable noncontrolling interests	352.8	261.7
Shareholders’ equity:
Encompass Health shareholders’ equity	1,275.9	1,276.7
Noncontrolling interests	307.9	280.3
Total shareholders’ equity	1,583.8	1,557.0
Total liabilities and shareholders’ equity	$5,812.1	$5,175.0

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2019	2018
	(In Millions)
Cash flows from operating activities:
Net income	$236.1	$218.4
Loss from discontinued operations, net of tax	0.6	0.3
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	105.2	95.6
Stock-based compensation	65.3	47.5
Deferred tax expense (benefit)	0.5	(3.6)
Other, net	3.8	5.6
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(22.6)	9.9
Other assets	(11.8)	11.4
Accounts payable	(4.5)	(0.4)
Accrued payroll	(7.7)	(10.6)
Other liabilities	(55.1)	12.0
Net cash used in operating activities of discontinued operations	(4.5)	(0.6)
Total adjustments	68.6	166.8
Net cash provided by operating activities	305.3	385.5
Cash flows from investing activities:
Purchases of property and equipment	(155.8)	(108.8)
Additions to capitalized software costs	(6.6)	(9.7)
Acquisitions of businesses, net of cash acquired	(13.7)	(135.8)
Other, net	(15.5)	(6.7)
Net cash used in investing activities	(191.6)	(261.0)

(Continued)	8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
	(In Millions)
Cash flows from financing activities:
Principal payments on debt, including pre-payments	(112.1)	(9.1)
Borrowings on revolving credit facility	400.0	245.0
Payments on revolving credit facility	(95.0)	(190.0)
Principal payments under finance lease obligations	(9.3)	(8.4)
Repurchases of common stock, including fees and expenses	(43.8)	—
Dividends paid on common stock	(54.9)	(49.9)
Purchase of equity interests in consolidated affiliates	—	(65.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(36.5)	(35.2)
Taxes paid on behalf of employees for shares withheld	(16.1)	(8.3)
Other, net	8.2	4.5
Net cash provided by (used in) financing activities	40.5	(116.5)
Increase in cash, cash equivalents, and restricted cash	154.2	8.0
Cash, cash equivalents, and restricted cash at beginning of period	133.5	116.8
Cash, cash equivalents, and restricted cash at end of period	$287.7	$124.8

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$69.2	$54.4
Restricted cash at beginning of period	59.0	62.4
Restricted cash included in other long-term assets at beginning of period	5.3	—
Cash, cash equivalents, and restricted cash at beginning of period	$133.5	$116.8

Cash and cash equivalents at end of period	$221.7	$59.0
Restricted cash at end of period	56.8	65.8
Restricted cash included in other long-term assets at end of period	9.2	—
Cash, cash equivalents, and restricted cash at end of period	$287.7	$124.8

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In Millions, Except Per Share Data)
Consolidated Adjusted EBITDA	$252.2	$231.6	$495.1	$454.9
Depreciation and amortization	(52.7)	(49.7)	(105.2)	(95.6)
Interest expense and amortization of debt discounts and fees	(37.7)	(37.7)	(74.9)	(73.3)
Stock-based compensation expense	(45.9)	(21.4)	(65.3)	(47.5)
Noncash loss on disposal of assets	(1.3)	(2.4)	(2.4)	(3.2)
	114.6	120.4	247.3	235.3
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	(2.3)	—	(2.3)	—
Transaction costs	(0.4)	—	(1.0)	(1.0)
SARs mark-to-market impact on noncontrolling interests	2.6	0.9	3.4	1.9
Change in fair market value of equity securities	0.3	(0.4)	1.2	(1.0)
Payroll taxes on SARs exercise	—	—	(0.2)	—
Pre-tax income	114.8	120.9	248.4	235.2
Income tax expense	(23.5)	(29.3)	(54.3)	(59.3)
Income from continuing operations (1)	$91.3	$91.6	$194.1	$175.9

Basic shares	98.0	97.9	98.2	97.9
Diluted shares	99.3	99.6	99.5	99.6

Basic earnings per share (1)	$0.93	$0.93	$1.97	$1.79
Diluted earnings per share (1)	$0.92	$0.92	$1.95	$1.76

(1)	Income from continuing operations attributable to Encompass Health

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2019	2018	2019	2018

Earnings per share, as reported	$0.92	$0.92	$1.95	$1.76
Adjustments, net of tax:
Mark-to-market adjustments for stock appreciation rights	0.21	0.07	0.28	0.15
Transaction costs	—	—	0.01	0.01
Loss on early extinguishment of debt	0.02	—	0.02	—
Change in fair market value of equity securities	—	—	(0.01)	0.01
Income tax adjustments	(0.07)	(0.01)	(0.12)	(0.01)
Adjusted earnings per share(1)	$1.08	$0.99	$2.12	$1.92

(1)	Adjusted EPS may not sum due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$252.2	$—	$—	$—	$—	$—	$252.2
Depreciation and amortization	(52.7)	—	—	—	—	—	(52.7)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—
Interest expense and amortization of debt discounts and fees	(37.7)	—	—	—	—	—	(37.7)
Stock-based compensation	(45.9)	31.4	—	—	—	—	(14.5)
Loss on disposal of assets	(1.3)	—	—	—	—	—	(1.3)
Transaction costs	(0.4)	—	—	—	0.4	—	—
SARs mark-to-market impact on noncontrolling interests	2.6	(2.6)	—	—	—	—	—
Change in fair market value of equity securities	0.3	—	—	—	—	(0.3)	—
Income from continuing operations before income tax expense	114.8	28.8	2.3	—	0.4	(0.3)	146.0
Provision for income tax expense	(23.5)	(7.8)	(0.6)	(7.2)	(0.1)	0.1	(39.1)
Income from continuing operations attributable to Encompass Health	$91.3	$21.0	$1.7	$(7.2)	$0.3	$(0.2)	$106.9
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—						—
Numerator for diluted earnings per share	$91.3						$106.9
Diluted earnings per share from continuing operations(2)	$0.92	$0.21	$0.02	$(0.07)	$—	$—	$1.08
Diluted shares used in calculation	99.3

(1)	Reconciliation to GAAP provided on page 17

(2)	Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$231.6	$—	$—	$—	$231.6
Depreciation and amortization	(49.7)	—	—	—	(49.7)
Interest expense and amortization of debt discounts and fees	(37.7)	—	—	—	(37.7)
Stock-based compensation	(21.4)	10.8	—	—	(10.6)
Loss on disposal of assets	(2.4)	—	—	—	(2.4)
SARs mark-to-market impact on noncontrolling interests	0.9	(0.9)	—	—	—
Change in fair market value of equity securities	(0.4)	—	—	0.4	—
Income from continuing operations before income tax expense	120.9	9.9	—	0.4	131.2
Provision for income tax expense	(29.3)	(2.8)	(0.6)	(0.1)	(32.8)
Income from continuing operations attributable to Encompass Health	$91.6	$7.1	$(0.6)	$0.3	$98.4
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—				—
Numerator for diluted earnings per share	$91.6				$98.4
Diluted earnings per share from continuing operations(2)	$0.92	$0.07	$(0.01)	$—	$0.99
Diluted shares used in calculation	99.6

(1)	Reconciliation to GAAP provided on page 17

(2)	Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$495.1	$—	$—	$—	$—	$—	$—	$495.1
Depreciation and amortization	(105.2)	—	—	—	—	—	—	(105.2)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(74.9)	—	—	—	—	—	—	(74.9)
Stock-based compensation	(65.3)	41.0	—	—	—	—	—	(24.3)
Loss on disposal of assets	(2.4)	—	—	—	—	—	—	(2.4)
Transaction costs	(1.0)	—	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests	3.4	(3.4)	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—
Payroll taxes on SARs exercise	(0.2)	—	—	—	—	—	0.2	—
Income from continuing operations before income tax expense	248.4	37.6	2.3	—	1.0	(1.2)	0.2	288.3
Provision for income tax expense	(54.3)	(10.2)	(0.6)	(12.4)	(0.3)	0.3	—	(77.5)
Income from continuing operations attributable to Encompass Health	$194.1	$27.4	$1.7	$(12.4)	$0.7	$(0.9)	$0.2	$210.8
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—							—
Numerator for diluted earnings per share	$194.1							$210.8
Diluted earnings per share from continuing operations(2)	$1.95	$0.28	$0.02	$(0.12)	$0.01	$(0.01)	$—	$2.12
Diluted shares used in calculation	99.5

(1)	Reconciliation to GAAP provided on page 17

(2)	Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$454.9	$—	$—	$—	$—	$454.9
Depreciation and amortization	(95.6)	—	—	—	—	(95.6)
Interest expense and amortization of debt discounts and fees	(73.3)	—	—	—	—	(73.3)
Stock-based compensation	(47.5)	22.4	—	—	—	(25.1)
Loss on disposal of assets	(3.2)	—	—	—	—	(3.2)
Transaction costs	(1.0)	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests	1.9	(1.9)	—	—	—	—
Change in fair market value of equity securities	(1.0)	—	—	—	1.0	—
Income from continuing operations before income tax expense	235.2	20.5	—	1.0	1.0	257.7
Provision for income tax expense	(59.3)	(5.7)	(0.7)	(0.3)	(0.3)	(66.3)
Income from continuing operations attributable to Encompass Health	$175.9	$14.8	$(0.7)	$0.7	$0.7	$191.4
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax	—					—
Numerator for diluted earnings per share	$175.9					$191.4
Diluted earnings per share from continuing operations(2)	$1.76	$0.15	$(0.01)	$0.01	$0.01	$1.92
Diluted shares used in calculation	99.6

(1)	Reconciliation to GAAP provided on page 17

(2)	Adjusted EPS may not sum across due to rounding.

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(In Millions)
Net income	$110.9	$113.2	$236.1	$218.4
Loss (income) from discontinued operations, net of tax, attributable to Encompass Health	0.1	(0.2)	0.6	0.3
Net income attributable to noncontrolling interests	(19.7)	(21.4)	(42.6)	(42.8)
Provision for income tax expense	23.5	29.3	54.3	59.3
Interest expense and amortization of debt discounts and fees	37.7	37.7	74.9	73.3
Depreciation and amortization	52.7	49.7	105.2	95.6
Loss on early extinguishment of debt	2.3	—	2.3	—
Net noncash loss on disposal of assets	1.3	2.4	2.4	3.2
Stock-based compensation expense	45.9	21.4	65.3	47.5
Transaction costs	0.4	—	1.0	1.0
SARs mark-to-market impact on noncontrolling interests	(2.6)	(0.9)	(3.4)	(1.9)
Change in fair market value of equity securities	(0.3)	0.4	(1.2)	1.0
Payroll taxes on SARs exercise	—	—	0.2	—
Adjusted EBITDA	$252.2	$231.6	$495.1	$454.9
Reconciliation of Segment Adjusted EBITDA to
Income from Continuing Operations Before Income Tax Expense

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2019	2018	2018
	(In Millions)
Total segment Adjusted EBITDA	$283.0	$265.1	$559.3	$522.4	$1,034.3
General and administrative expenses	(77.1)	(54.9)	(130.5)	(116.0)	(220.2)
Depreciation and amortization	(52.7)	(49.7)	(105.2)	(95.6)	(199.7)
Loss on disposal of assets	(1.3)	(2.4)	(2.4)	(3.2)	(5.7)
Government, class action, and related settlements	—	—	—	—	(52.0)
Loss on early extinguishment of debt	(2.3)	—	(2.3)	—	—
Interest expense and amortization of debt discounts and fees	(37.7)	(37.7)	(74.9)	(73.3)	(147.3)
Net income attributable to noncontrolling interests	19.7	21.4	42.6	42.8	83.1
SARs mark-to-market impact on noncontrolling interests	2.6	0.9	3.4	1.9	2.6
Change in fair market value of equity securities	0.3	(0.4)	1.2	(1.0)	(1.9)
Payroll taxes on SARs exercise	—	—	(0.2)	—	—
Income from continuing operations before income tax expense	$134.5	$142.3	$291.0	$278.0	$493.2

16

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,

	2019	2018	2019	2018	2018
	(In Millions)
Net cash provided by operating activities	$145.4	$169.2	$305.3	$385.5	$762.4
Interest expense and amortization of debt discounts and fees	37.7	37.7	74.9	73.3	147.3
Equity in net income of nonconsolidated affiliates	1.8	2.0	4.3	4.3	8.7
Net income attributable to noncontrolling interests in continuing operations	(19.7)	(21.4)	(42.6)	(42.8)	(83.1)
Amortization of debt-related items	(1.0)	(1.0)	(2.0)	(2.0)	(4.0)
Distributions from nonconsolidated affiliates	(2.5)	(2.3)	(4.6)	(3.5)	(8.3)
Current portion of income tax expense	25.5	29.9	53.7	62.9	128.0
Change in assets and liabilities	65.2	18.4	101.7	(22.3)	(46.0)
Cash used in (provided by) operating activities of discontinued operations	1.5	(0.1)	4.5	0.6	(0.8)
Transaction costs	0.4	—	1.0	1.0	1.0
SARs mark-to-market impact on noncontrolling interests	(2.6)	(0.9)	(3.4)	(1.9)	(2.6)
Payroll taxes on SARs exercise	—	—	0.2	—	—
Change in fair market value of equity securities	(0.3)	0.4	(1.2)	1.0	1.9
Other	0.8	(0.3)	3.3	(1.2)	(3.5)
Consolidated Adjusted EBITDA	$252.2	$231.6	$495.1	$454.9	$901.0

17

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2019	2018	2019	2018
	(In Millions)
Net cash provided by operating activities	$145.4	$169.2	$305.3	$385.5
Impact of discontinued operations	1.5	(0.1)	4.5	0.6
Net cash provided by operating activities of continuing operations	146.9	169.1	309.8	386.1
Capital expenditures for maintenance	(34.5)	(36.0)	(64.1)	(72.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(17.0)	(19.8)	(36.5)	(35.2)
Items non-indicative of ongoing operations:
Transaction costs and related assumed liabilities	0.4	(2.1)	1.0	(1.7)
Cash paid for SARs exercise	—	—	13.4	4.3
Cash paid for government, class action, and related settlements	46.4	—	46.4	—
Adjusted free cash flow	$142.2	$111.2	$270.0	$281.4
For the three months ended June 30, 2019, net cash used in investing activities was $100.1 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the three months ended June 30, 2019 was $122.2 million and primarily resulted from borrowings on the Company's revolving credit facility to fund the acquisition of Alacare Home Health and Hospice and other operational needs.
For the three months ended June 30, 2018, net cash used in investing activities was $200.4 million and primarily resulted from the acquisition of Camellia Healthcare and capital expenditures. Net cash provided by financing activities during the three months ended June 30, 2018 was $0.2 million and primarily resulted from net borrowings on debt primarily associated with the acquisition of Camellia Healthcare offset by cash dividends paid on common stock and distributions paid to noncontrolling interests of consolidated affiliates.
For the six months ended June 30, 2019, net cash used in investing activities was $191.6 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the six months ended June 30, 2019 was $40.5 million and primarily resulted from borrowings on the Company's revolving credit facility to fund the acquisition of Alacare Home Health and Hospice and other operational needs.
For the six months ended June 30, 2018, net cash used in investing activities was $261.0 million and primarily resulted from the acquisition of Camellia Healthcare and capital expenditures. Net cash used in financing activities during the six months ended June 30, 2018 was $116.5 million and primarily resulted from purchasing one-third of the Rollover Shares held by members of the home health and hospice management team, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates offset by net borrowings on debt primarily associated with the acquisition of Camellia Healthcare.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the patient driven groupings model and other payment system reforms); competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2018 and Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, when filed.

19